a)
[Option One Mortgage logo]
www.optiononernortgage.com
Certification Regarding Compliance with Applicable Servicing Criteria
1. Option One Mortgage Corporation and its wholly owned subsidiary, Premier Property
Tax Services, LLC (the "Company" or "O ption One") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of
SEC Regulation AB, as of and for the 12- month period ended December 31, 2006 (the
"Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include publicly- issued asset-backed securities transactions issued on or after
January 1, 2006 for which the Company acted as the master servicer or servicer, involving first lien and second lien subprime residential mortgage loans, excluding loans originated and serviced by Option One and sold to Government Sponsored Enterprises such as FNMA ("Fannie Mae") and FHLMC ("Freddie Mac") (the "Platform").
2. Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of SEC Regulation AB to assess the compliance with the applicable servicing criteria;
3. The criteria listed in the columns titled "Inapplicable Servicing Criteria" on Appendix
A hereto are inapplicable to the Company based on the activities it performs, with respect to the Platform;
4. The Company has complied, in all material respects, with the applicable servicing criteria for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix B hereto;
5. KPMG LLP, a registered public accounting firm, has issued an attestation report on the
Company's assessment of compliance with the applicable servicing criteria for the
Reporting Period.
This certification is dated March 21, 2007.
Option One Mortgage Corporation
By: /s/: Rodney A. Smith
Name: Rodney A. Smith
Titlc: Vice President, Investor Accounting
6501 Irvine Center
Drive
Irvine
California 92618 (800) 704-0800

[Option One Mortgage logo] www.optiononernortgage.com
APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option
One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One
is NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreement
X(1)
X(2)
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X(3)
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and
otherwise in accordance with the terms of the transaction
agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash
flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as
specified in the transaction agreements.
X
1 Option One asserts to the component of the criterion of monitoring termination triggers related to events of default.
2 Another party performs all other activities related to this criterion.
3. Option One asserts that only two third parties exist within this criterion -- FIS Tax Services (formerly known as LSI Tax
Services) and ZC Sterling Insurance Agency Inc. "ZCSIA". Both of these third parties have provided an assertion and related attestation report for the activities they perform with respect to the relevant criteria.
6501 Irvine Center
Drive
Irvine
California 92618 (800) 704-0800

[Option One Mortgage logo] www.optiononernortgage.com
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option
One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One
is NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X(4)
X(5)
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial
institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(l) of the Securities Exchange
Act.
X
1122(d)(2)(v i)
Unissued checks are safeguarded so as to prevent unauthorized access.
X(6)
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-
backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These
reconciliations are (A) mathematically accurate: (B) prepared within 30 calendar days after the bank statement cutoff date.
or such other number of days specified in the transaction
agreements: (C) reviewed and approved by someone other
than the person who prepared the reconciliation; and (D)
contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
4. Option One asserts to this criterion with respect to establishing and maintaining principal & interest custodial accounts and impound (tax & insurance) custodial accounts.
5. Another party performs all other activities related to this criterion.
6. Option One asserts in whole to this criterion as Option One utilizes safety paper blank check stock and has no unissued checks.
6501 Irvine Center
Drive
Irvine
California 92618 (800) 704-0800

[Option One Mortgage logo] www.optiononernortgage.com
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option
One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One
is NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
Inve stor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and
applicable
Commission
requirements, Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the
transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction
agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of [pool assets] serviced by the Servicer.
X(7)
X(8)
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and other
terms set forth in the transaction agreements
X(9)
X(10)
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as required by the transaction agreements or related
I 122(d)(4)(i) mortgage loan documents.
X(11)
X(12)
7. For (A), (B), and (D), the Option One assertion to this criterion is only for the functions of a Servicer clearly identified in transaction documents. (C) is not applicable to Option One.
8. Another party performs all other activities related to this criterion.
9. Option One asserts to timely remittances to the Trustee as defined in the transaction agreements.
10. Another party performs all other activities related to this criterion.
11. Option One asserts to this criterion only as it relates to its obligation to request and obtain a collateral file from the custodian in accordance with the transaction agreements.
12. Another party performs all other activities related to this criterion.
6501 Irvine Center
Drive
Irvine
California 92618 (800) 704-0800

[Option One Mortgage logo] www.optiononernortgage.com
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option
One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One
is NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
1122(d)(4)(ii)
pool
asset
and related documents are safeguarded as required
by the transaction agreements
X(13)
X(14)
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X(15)
X(16)
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two
business days after receipt, or such other number of days
specified in the transaction agreements, and allocated to
principal, interest or other items (e.g.. escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)
The Servicer's records regarding the pool assets agree with the
Servicer's records with respect to an obligor's unpaid principal balance.
X
1122(d)(4)(v i)
Changes with respect to the terms or status of an obligor's
pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance
with the transaction agreements and related pool asset
documents,
X
1122(d)(4)(v ii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other
requirements established by the transaction agreements.
X
1122(d)(4)(v iii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at
least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example,
phone calls, letters and
X
13. Option One asserts to this criterion as it relates to its responsibility to return collateral files to the custodian when required under the transaction agreements.
14. Another party performs all other activities related to this criterion.
15. Option One's assertion to this criterion is only for the functions of a Servicer clearly identified in transaction documents.
16. Another party performs all other activities related to this criterion.
6501 Irvine Center
Drive
Irvine
California 92618 (800) 704-0800

[Option One Mortgage logo] www.optiononernortgage.com
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option
One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One
is NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
payment rescheduling plans in cases where delinquency is
deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool
asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in accordance with the obligor's [pool asset] documents, on at least an
annual basis, or such other period specified in the transaction agreements. (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents
and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related [pool assets], or such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the
transaction agreements.
X(17)
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X(18)
X
17. Option One asserts only to tax disbursements made by wholly-owned Premier Property Tax Services, LLC. Option
One also outsources the activities required by this criterion to third parties -- FIS Tax Services (formerly known as LSI
Tax Services) and ZC Sterling Insurance Agency Inc. "ZCSIA" -- each of whom has performed an assessment of their compliance obtained a related attestation report.
18. Option One asserts only to late payments related to tax disbursements made by wholly-owned Premier Property Tax
Services, LLC. Option One also outsources the activities required by this criterion to third parties -- FIS Tax Services
(formerly known as LSI Tax Services) and ZC Sterling Insurance Agency Inc. "ZCSIA" -- each of whom has performed an assessment of their compliance obtained a related attestation report.
6501 Irvine Center Drive Irvine California 92618 (800) 704-0800

[Option One Mortgage logo] www.optiononernortgage.com
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
Option
One
Performed by
Vendor(s) for
which Option
One is the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which
Option One
is NOT the
Responsible
Party
Not performed
by Option One
or by
subservicer(s)
or vendor(s)
retained by
Option One
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the
Servicer, or such other number of days specified in the
transaction agreements.
X(19)
X
1122(d)(4)(xiv )
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item
11 14(a)(l) through (3) or Item 1115 of Regulation AB. is
maintained as set forth in the transaction agreements.
X
19. Option One asserts only to tax disbursements made by wholly-owned Premier Property Tax Services, LLC. Option
One also outsources the activities required by this criterion to third parties -- FIS Tax Services (formerly known as LSI
Tax Services) and ZC Sterling Insurance Agency Inc. `ZCSIA" -- each of whom has performed an assessment of their compliance obtained a related attestation report.
6501 Irvine Center
Drive
Irvine
California 92618 (800) 704-0800

[Option One Mortgage logo] www.optiononernortgage.com
APPENDIX B
Criteria 1122(d)(1)(iv)
Option One's fidelity bond insurance was less than FNMA requirements by approximately $5.4 million on average during the first six months of the year, and during such six month period reached up to $8.6 million less than the FNMA requirements.
Upon discovery of the deficiency, Option One renewed the insurance policy on June 17,
2006 for coverage in excess of the FNMA requirements.
6501 Irvine Center
Drive
Irvine
California 92618 (800) 704-0800
b)
Management's Assertion
Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 of Regulation AB under the Securities Exchange Act of 1934
U.S. Bank National Association ("U.S. Bank") as a party participating in the servicing function for the following transactions:
U.S. Bank Corporate Trust Asset Backed Securities Platform(1)
hereby provides the following report on its assessment of compliance with the servicing criteria set forth in
Item 1122 of Regulation AB applicable to it and as described on Exhibit A hereto:

1.
U.S. Bank is responsible for assessing its compliance with the servicing criteria applicable to it as noted on the accompanying Exhibit A;

2.
U.S. Bank used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria ;

3.
U.S. Bank's assessment of its compliance with the applicable servicing criteria is as of and for the period beginning on January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report. U.S. Bank's participation in the servicing function complied in all material respects with the applicable servicing criteria .

4.
Ernst & Young, a registered public accounting firm, has issued an attestation report on
U.S. Bank's assessment of compliance with the applicable servicing criteria as of and for the period beginning on January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report.
U.S. BANK NATIONAL ASSOCIATION
/s/ Bryan R. Calder
Name: Bryan R. Calder
Title: Executive Vice President
Date: February 26, 2007

1 The U.S. Bank Corporate Trust ABS Platform (the "Platform") consists of the activities involved in the performance of servicing functions for (i) publicly issued asset-backed and mortgage-backed transactions the securities of which were offered on or after January 1, 2006 and (ii) certain asset-backed transactions offered prior to January 1, 2006 for which the Issuer has voluntarily elected to make Regulation AB compliant filings under the Securities Exchange Act of 1934, as amended. The Platform does not include transactions comprised of the repackaging of corporate debt and/or other agency securities.

EXHIBIT A to Management's Assertion

Reg AB
Servicing Criteria
Reference

General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-up servicer for the
Pool Assets are maintained.
Not Applicable

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities
Exchange Act.

1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations;
and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)
Disbursements made to an investor are posted within two business days to the
Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)
Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
Not Applicable

1122(d)(4)(ii)
Pool assets and related documents are safeguarded as required by the transaction agreements
Not Applicable

1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow)
in accordance with the related pool asset documents.
Not Applicable

1122(d)(4)(v)
The Servicer's records regarding the pool assets agree with the Servicer's records with respect to an obligor's unpaid principal balance.
Not Applicable

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Not Applicable

1122(d)(4)(vii) Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Not Applicable

1122(d)(4)(viii) Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Not Applicable

1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
Not Applicable

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

Not Applicable

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not Applicable

1122(d)(4)(xii) Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

Not Applicable

1122(d)(4)(xiii) Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not Applicable

1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
Not Applicable

1122(d)(4)(xv) Any external enhancement or other support, identified in Item 1114(a)(1) through (3)
or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
c)
[WELLS FARGO logo]
Wells Fargo Bank, N.A.
Document Custody
1015 10th Avenue SE
Minneapolis, MN 55414
Appendix I
ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA
Corporate Trust Services division of Wells Fargo Bank, National Association (the
"Company") is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange
Commission. The Company has determined that the servicing criteria are applicable in regard to the servicing-platform for the period as follows:
Platform: Publicly- issued (i.e., transaction- level reporting required under the Securities
Exchange Act of 1934, as amended) residential mortgage-backed securities and commercial mortgage-backed securities issued on or after January 1, 2006, for which the
Company provides document custody services, excluding any publicly issued transactions issued by any government sponsored entity (the "Platform").
Applicable Servicing Criteria: The servicing criteria set forth in Item 1122(d)(4)(i) and
1122(d)(4)(ii), in regard to the activities performed by the Company with respect to the
Platform (the "Applicable Servicing Criteria"). The Company has determined that all other servicing criteria set forth in Item 1122(d) are not applicable to the Platform.
Period: Twelve months ended December 31, 2006 (the "Period").
With respect to the Platform, the Company provides the following assessment of compliance with respect to the Applicable Servicing Criteria:
1. The Company is responsible for assessing the Company's compliance with the
Applicable Servicing Criteria as of and for the Period.
2. The Company has assessed compliance with the Applicable Servicing Criteria. In performing this assessment, the Company used the criteria set forth by the Securities and
Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.
KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the Company's assessment of compliance as of and for the Period.
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/: Shari L. Gillund
Its: Senior Vice President
Dated:: March 1, 2007